Exhibit 99.1

NEWS RELEASE	June 2, 2015

FOR ADDITIONAL INFORMATION:

Media:
Ken Stammen (NiSource)	James Yardley (CPG)
Communications Manager	Director, External Communications
(614) 460-5544 kstammen@nisource.com	(713) 386-3366 jyardley@nisource.com

Investors:
Randy Hulen Vice President	Bruce Connery Vice President
(219) 647-5688 rghulen@nisource.com	(713) 386-3603 blconnery@nisource.com

NiSource Board of Directors approves separation of Columbia Pipeline Group

•	Record Date – June 19, 2015

•	Distribution Date – July 1, 2015

•	Columbia Pipeline Group expects to begin “regular way” trading on the NYSE on July 2, 2015

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) announced today that its Board of Directors approved the separation of Columbia Pipeline Group (CPG) from NiSource through a distribution of CPG common stock to NiSource shareholders. In connection with the Board’s approval, NiSource confirmed the distribution ratio, record date and distribution date for the separation.

As a result, the following will occur:

•	The distribution of CPG common stock is expected to be made after the close of trading on the New York Stock Exchange (NYSE) on July 1, 2015 (the “distribution date”) to NiSource shareholders of record as of 5:00 p.m. Central Time on June 19, 2015 (the “record date”).

•	On the distribution date, NiSource shareholders will receive one (1) share of CPG common stock for every one (1) share of NiSource common stock held as of the record date.

•	Following the distribution, CPG will be an independent, publicly traded company (NYSE: CPGX), and NiSource will retain no ownership interest in CPG.

“Today’s announcement marks another important milestone in NiSource’s history and our commitment to building and enhancing shareholder value,” NiSource President & Chief Executive Officer Robert C. Skaggs, Jr. said. “As independent, highly focused, premier entities, both NiSource and CPG will benefit from the size and scale of their distinct assets and customer bases. And, both are positioned to deliver enhanced long-term growth supported by investment grade credit ratings, long-term infrastructure investment opportunities, growing dividends and solid leadership.”

NiSource will remain one of the largest natural gas utility companies in the United States, serving more than 3.4 million customers in seven states under the Columbia Gas and NIPSCO brands. The company also will continue to provide electric distribution, generation and transmission services for approximately 450,000 NIPSCO electric customers in northern Indiana. NiSource will continue to be headquartered in Merrillville, Indiana, and plans to maintain current levels of community involvement, charitable giving and economic development support following the separation.

CPG, based in Houston, after separation will include Columbia Gas Transmission, Columbia Gulf Transmission, Columbia Midstream Group, its ownership in Columbia Pipeline Partners (NYSE: CPPL), and other natural gas pipeline, storage and midstream holdings currently owned by NiSource. In total CPG operates more than 15,000 miles of natural gas transmission pipelines, nearly 300 billion cubic feet of underground natural gas storage working capacity, and a growing portfolio of midstream and related facilities. Additional information about CPG can be found at www.columbiapipelinegroup.com.

As announced in December 2014, upon completion of the separation, Skaggs will become Chairman and CEO of CPG. Joseph Hamrock, currently executive vice president and group CEO of NiSource’s Gas Distribution business unit, will be named NiSource President and CEO and appointed to its Board.

Expected to continue serving on the NiSource Board following the separation are current independent NiSource board members Richard L. Thompson, who is expected to continue serving as Board Chairman, Richard A. Abdoo, Michael E. Jesanis, Aristides S. Candris and Carolyn Y. Woo.

Members of NiSource’s current Board expected to join the CPG Board upon separation are independent board members Sigmund L. Cornelius, Marty R. Kittrell, W. Lee Nutter, Deborah S. Parker and Teresa A. Taylor. None of these expected CPG directors are expected to continue to serve on the NiSource Board following the separation.

Trading of NiSource and CPG shares

Shares of NiSource common stock will continue to trade “regular way” on the New York Stock Exchange (NYSE) under the symbol “NI” through and after the distribution date. Any holder of NiSource common stock who sells NiSource shares “regular way” after the record date or on or before the distribution date will also be selling their right to receive shares of CPG common stock in the distribution. It is anticipated that NiSource shares will also trade “ex-distribution” (without the right to receive shares of CPG common stock in the distribution) beginning on or about June 17, and continuing through the distribution date, under the symbol “NI WI.” Investors should consult with their financial advisors about selling their shares of NiSource common stock on or after the record date and on or before the distribution date.

A “when issued” public trading market for CPG common stock is expected to begin on or about June 17 on the NYSE under the symbol “CPGX WI” and continue through the distribution date. On July 2, 2015, the expected first trading day after the distribution date, CPG will begin “regular way” trading on the NYSE under the symbol “CPGX.”

Information about the separation

The distribution of CPG’s shares will be made in book entry form, which means no physical share certificates will be issued. No action is required by NiSource shareholders in order to receive shares of CPG common stock in the distribution.

Prior to the distribution date, NiSource will mail information statements to all shareholders of NiSource common stock as of the record date. The information statement describes CPG, including the risks of owning CPG’s common stock and other details regarding the distribution and is an exhibit to CPG’s Registration Statement on Form 10, as amended, which CPG has filed with the SEC and is available at www.sec.gov.

The completion of the CPG distribution is subject to the satisfaction or waiver of a number of conditions, including the CPG stock being authorized for listing on the NYSE and certain other conditions described in the Information Statement included in the Form 10 and in the form of Separation and Distribution Agreement, which is filed as an exhibit to the Form 10. NiSource and CPG expect all conditions to the CPG distribution to be satisfied on or before the distribution date.

The CPG separation is expected to be tax-free to NiSource and its shareholders for U.S. federal income tax purposes. NiSource shareholders are encouraged to consult their tax advisors with respect any questions related to any tax consequences of the CPG separation.

Details regarding the investment propositions of both NiSource and CPG post-separation can be found in the webcast presentations completed on May 14, 2015. Both webcasts, and accompanying presentations, are available on www.nisource.com.

About NiSource

NiSource Inc. (NYSE: NI), based in Merrillville, Indiana, is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F

About Columbia Pipeline Group

Headquartered in Houston, Texas, Columbia Pipeline Group (CPG) companies own and operate more than 15,000 miles of strategically located natural gas pipelines, integrated with one of the largest underground storage systems in North America. From the Gulf Coast to the Midwest, Mid-Atlantic and Northeast, their systems connect premium natural gas supplies with some of the nation’s strongest energy markets, serving customers in more than 16 states. Approximately 1.3 trillion cubic feet of natural gas flows through CPG pipeline and storage systems each year, providing competitively priced, clean energy for millions of homes, businesses and industries. Information about Columbia Pipeline Group can be found at columbiapipelinegroup.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to various risks and uncertainties. Examples of forward-looking statements in this release include statements and expectations regarding the timing of the separation, anticipated dividends by NiSource and CPG, as well as NiSource’s and CPG’s business following the separation and the leadership of NiSource and Columbia Pipeline Group, Inc. following the separation. Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this release include, among other things, the timing to consummate the transactions described herein; the risk that a condition to consummation is not satisfied; disruption to operations as a result of the proposed transactions; the inability of one or more of the businesses to operate independently following the completion of the proposed transactions; weather; fluctuations in supply and demand for energy commodities;

growth opportunities for NiSource’s and CPG’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource and CPG have no control; actual operating experience of NiSource’s and CPG’s assets; the regulatory process; regulatory and legislative changes; changes in general economic, capital and commodity market conditions; and counter-party credit risk, and the matters set forth in the “Risk Factors” sections in NiSource’s 2014 Form 10-K and subsequent NiSource filings of Form 10-Q and in CPG’s Form 1O, many of which are beyond the control of NiSource and CPG. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. NiSource expressly disclaims any duty to update any of the forward-looking statements contained in this release.

The potential distribution of CPG shares is subject to the satisfaction of a number of conditions. There is no assurance that such distribution will in fact occur.